EXHIBIT 4.21

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Record Number:

CMBC-HT-313 (Gongsi 2010)

Mergers and Acquisitions
Loan Agreement

Gongjiedaizi Number: 99112010292815

China Minsheng Banking Corp., Ltd.

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Mergers and Acquisitions Loan Agreement

Borrower:

Guizhou Puxin Energy Co., Ltd. (hereinafter referred to as “Party A”)

Address:

1 Yan’an Road Central, Yunyan District, Guiyang City

Postal code:

Legal representative/

Person-in-charge:

Ren Xiaogang

Telephone:

0851-6885112

Fax:

0851-6885112

Bank:

Corporate Bank Division, Chongqing Branch, China Minsheng

Banking Corp., Ltd.

Account number:

1xxxxxxxxxxxxxxx

Lender:

Chongqing Branch of China Minsheng Banking Corp., Ltd.   (hereinafter referred to as “Party B”)

Address:

9 Jiansin Road North

Postal code:

400020

Legal representative/

Person-in-charge:

Liu Shuuun

Telephone:

023-67695759

Fax:

023-67695761

According to the applicable laws and regulations of the People’s Republic of China (the “PRC”), Party A and Party B, after reaching an agreement through negotiations, hereby enter into and execute this Agreement.

Article 1

Definition

Clause 1

In this Agreement, unless the context otherwise requires:

1.1

M&A or Mergers and Acquisitions Transactions refers to Party A achieving a merger/ acquisition or actually controlling the target enterprise that has been established and is still in operation through acquiring the vendor’s equity stake or subscribing for the new equity allotted, etc in the target enterprise, or Party A achieving effective control of the target asset through the transfer of asset title, etc.

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

1.2

M&A Agreement means the _____________________________________

_____________________________________________________________agreement signed between Party A and the other party to the M&A transaction and its annex as well as any other related and effective amendments and supplements.

1.3

Target Enterprise means the enterprise, named _______________________________________________________, Party A intends to merge with and acquire through acquiring its vendor’s equity stake or subscribing for its new equity allotted in accordance with the M&A Agreement.

1.4

Target Asset means the asset Party A is to acquire in accordance with the M & A Agreement.

1.5

M&A Purchase Price means the amount Party A shall pay to the other party to the M&A transaction in accordance with the M&A Agreement.

1.6

M&A Loan means the loan Party B grants to Party A for paying part of the M&A Purchase Price under the M&A Agreement, or the loan Party B grants to Party A for the settlement of debt when Party A is undertaking the M&A through debt assignment.

1.7

The New Subsidiary means the subsidiary into which Party A, upon the acquisition of the Target Asset, shall conduct a capital injection using the Target Asset.

1.8

Designated Account means the account Party A opened at Party B as specified in Clause 10 of this Agreement.

Article 2

Purpose of the Loan

Clause 2

The Loan under this Agreement shall be used for Party A’s payment of the M&A Purchase Price.  Its specific use is _____________________________________.  Without the written approval of Party B, Party A shall not alter the purpose of the Loan.

Article 3

Amount, Period and Type of the Loan

Clause 3

The amount of the Loan under this Agreement shall be (in word) Renminbi One Hundred and Fifty Million Only.

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Clause 4

The Loan under this Agreement shall have a tenure of three years.  The loan tenure shall start on August 11, 2010 (the contracted first drawdown date) and continue until August 11, 2013 (the contracted maturity date).

Clause 5

The Loan under this Agreement shall be a   ☐   short-term   ¢   medium-term   ☐  long-term loan.

Article 4

Calculation of Interest

Clause 6

6.1

The interest rate on the loan under this Agreement (referred to as the Contracted Interest Rate) shall be 7.02% per annum (namely an annual rate equal to 30% above/ below the applicable 3-year official lending rate as stipulated by the People’s Bank of China on the day when this contract is signed, i.e. 5.4% per annum);

6.2

The interest on the loan under this Agreement shall be calculated from the drawdown date.  On each interest payment date, Party A shall pay Party B the interest accrued from the day after the preceding interest payment date or the drawdown date (including that day) until that interest payment date (including that day) and the principal due (if applicable) on that interest payment date;

6.3

The method of interest calculation on the loan under this Agreement adopted and the interest payment option taken shall be item 2 below:

(1)

The interest shall be calculated on a daily basis and payable on a monthly basis.  Interest payment date is the 20th day of each month.  The last interest payment date is the maturity date of the Loan;

(2)

The interest shall be calculated on a daily basis and payable on a quarterly basis.  Interest payment date is the 20th day of the last month of each quarter or the maturity date (in case of the last repayment date).  The last interest payment date is the maturity date of the Loan;

(3)

All principal and accrued interest shall be payable in a lump sum on the maturity date (applicable to loans with maturity within a year);

6.4

If Party A fails to repay the principal amount of the Loan on the due date, Party B shall charge Party A interest at a rate of 50% above the Contracted Interest Rate (referred to as the “Default Interest Rate”) on overdue sum from and including the due date to the actual payment date.  If Party A

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

fails to repay the accrued interest and default interest on the due date, the Default Interest Rate shall be calculated monthly on the interest payment date, or in the case of last repayment, the last repayment date on a compound basis based on the actual number of days elapsed; (Note: the interest rate over the Contracted Interest Rate here should range from 30% to 50%)

6.5

If Party A fails to use the loan proceeds for the designated purpose, interest at a rate of 100% above the Contracted Interest Rate (referred to as the “Penalty Interest Rate”) shall be charged on the amount of proceeds used for purpose other than the designated one starting from the date when the loan proceeds are inappropriately used.  In the event of failure to pay the penalty interest on time, such penalty interest shall be calculated monthly on the interest payment date, or in the case of last repayment, the last repayment date on a compound basis based on the actual number of days that the loan proceeds are inappropriately used.  Party B may pursue action against Party A for other acts of default and shall at any time have the right to declare any part or the entire Loan under the Loan Agreement to be forthwith due and payable;  (Note: the interest rate over the Contracted Interest Rate here should range from 50% to 100%)

6.6

Should the People’s Bank of China adjust the above official lending rate after this contract is signed (the “Adjustment”), the Contracted Interest Rate:

☐  will not be adjusted accordingly;

¢  will be adjusted accordingly using the method of interest calculation as stipulated under Clause 6.1;

The adjusted interest rate on the loan under this Agreement will be applied starting from the following day of the first interest payment date after the date of Adjustment.  Once the adjusted interest rate applies, the interest payment will be calculated based on the adjusted interest rate.

In the event of any change in the Contracted Interest Rate, all the Default Interest Rate and Penalty Interest Rate will be automatically adjusted, calculated accordingly and applied starting from the day when the adjusted Contracted Interest Rate applies.

Should the interest rate adjustment be made in accordance with Clause 6.6 under this Agreement, Party A and Party B are required to neither sign further agreement for the change of interest rate nor seek each other’s consent or inform the guarantors or obtain their consent.

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Article 5

Self-financing

Clause 7

The self-financed funds Party A needs to consummate the M&A transactions shall be no less than             /            (in word:            /           ).

Article 6

Disbursement and Payment of Loan

Clause 8

Upon the effectiveness of this Agreement, Party A may withdraw the proceeds of the Loan:

¢

in a lump sum.

☐

in installments in accordance with the drawdown schedule specified in Attachment 1.

☐

other options: __________________________________________________.

Clause 9

Upon the effectiveness of this Agreement, if any part of the loan under this Agreement is to be disbursed, Party A must satisfy the following conditions precedent and submit a draw-down application as required by Party B at least three business days in advance, or Party B has the right to refuse Party A’s drawdown.  Should Party B, however, disburse the Loan even if not all the following conditions precedent have been satisfied, Party B’s act shall not constitute or be deemed to constitute its defective performance under this Agreement:

9.1

Party A has provided the documents as required by Party B, including but not limited to the following:

9.1.1

Party A’s business registration certificate (with the latest annual inspection passed), organization code permit and tax registration certificate, Party A’s articles of association as in force for the time being, proof of identity of Party A’s legal representative and his/ her copy of identity card;

9.1.2

A list of names and specimen signatures of Party A’s directors and relevant senior officers mentioned in this Loan Agreement;

9.1.3

Resolutions of the board of directors authorizing the borrowing of the Loan and the power of attorney to sign on its behalf this Loan Agreement;

9.1.4

Party A’s signed drawdown application;

9.1.5

A copy of the M&A Agreement and other documents showing the M&A Purchase Price that needs to be paid.

9.1.6

              /              .

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

9.2

All the relevant loan guarantee documents have been duly executed and in full force and effect.  Mortgage right/ pledge right has been established and such security has not had any adverse effects on Party B’s claims;

9.3

There is no occurrence or persistence in any event of default.  In case the event of default shall have occurred, either waiver has been obtained from Party B or rectification has been performed to the satisfaction of Party B.

9.4

All the representations and warranties contained in Clause 15 of this Agreement made by Party A shall be true, correct and valid with the same effect as though made on and as of the drawdown date with reference to the facts and circumstances then existing.

9.5

There has been no material advance change in the financial condition of Party A between the execution date of this Agreement and the drawdown date.

9.6

The M&A Agreement has come into effective and remains in full force and effect.  No event of default with respect to Party A as stipulated in the M&A Agreement has occurred and there has been no change in the M&A conditions;

9.7

Party A has provided a written explanation of the insurance on its Target Asset for Party B;

9.8

Party A’s self-financed funds have been sufficient;

9.9

              /              .

Party B shall, at its absolute discretion, release the Loan even if all the above conditions have not been satisfied.  Party B’s act shall not constitute or be deemed to constitute its defective performance under this Agreement.

Clause 10

Disbursement of loan

Upon approval of Party A’s drawdown request, Party B shall provide the approved amount of loan proceeds by bank transfer to Party A’s Designated Account and interest shall be calculated from the drawdown date.  The loan account under this Agreement shall be:

¢

the escrow account

Bank:

Corporate Bank Division, Chongqing Branch, China Minsheng Banking Corp., Ltd.

Account number:

1xxxxxxxxxxxxxxx

☐

the settlement account

Bank:

_________________________________________________________

Account number:

___________________________________________________

Others:

_________________________________________________________

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Clause 11

Loan payment mode

11.1

All the loan proceeds Party B provides for Party A under this Agreement shall be disbursed by entrusted payment.

11.2

Under the entrusted payment method, upon approval of the drawdown application and such related documents as the M&A Agreement that Party A should submit pursuant to the requirements of Attachment 3 of this Agreement, Party B shall, in accordance with Party A’s drawdown application and payment entrustment, transfer the corresponding amount of proceeds to the account designated by the Party A’s transacting party under the M&A Agreement through Party A’s Designated Account for paying the M&A Purchase Price.

Without the consent of Party B, Party A shall neither make any withdrawals from the Designated Account nor issue any payment orders on the Designated Account.

11.3

Should there be a deterioration in Party A’s credit status, a decline in the profitability of Party A’s major businesses or an abnormality in the use of the loan proceeds in the process of loan disbursement, Party B shall have the right to reduce the amount of loan proceeds to be disbursed by entrusted payment; Party B shall also have the right to withhold disbursement and payment of the loan proceeds and, in this case, Party B shall timely inform Party A of the need to negotiate over additional loan disbursement and payment conditions.

Clause 12

Loan disbursement

The loan proceeds in the Designated Account shall, as stipulated in Clause 11 under this Agreement, be disbursed by entrusted payment.  Party A must submit a draw-down application and other related documents at least three business days in advance and Party B, upon approval of Party A’s application, shall disburse the requested amount of loan proceeds.  Should Party B consider Party A’s application unsuccessful, Party B shall have the right to require Party A to make adjustments or refuse Party A’s drawdown application and Party B, in this case, shall not be responsible for any liability and consequences arising from the loan disbursement delay.

Clause 13

Pursuant to this Agreement and the M&A Agreement, Party A shall authorize Party B to monitor the use and disbursement of the loan proceeds in the Designated Account.  Party B shall have the right to refuse the execution of Party A’s instructions in relation to the Designated Account that are in violation of the uses of that account as stipulated in this Agreement and the M&A Agreement.

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Clause 14

Party A, Party A’s transacting party under the M&A Agreement and Party B can enter into an escrow account agreement stipulating that Party B’s monitoring of the account of Party A and its transacting party under the M&A Agreement shall be conducted in accordance with the provisions of the escrow account agreement.

Article 7

Repayment of Loan

Clause 15

15.1

Party A shall repay the principal:

☐

in full, in a single payment on the due date stipulated in Clause 4 of this Agreement;

¢

in installments on the due dates in accordance with the repayment schedule specified in Attachment 2;

15.2

Should the actual first drawdown date be different from the contracted first drawdown date, the maturity date under this Agreement shall be adjusted as follows:

15.2.1

If Party A opts for full repayment of principal at the time of expiry, the maturity date will be automatically adjusted in accordance with the loan tenure set forth in Clause 4 and the actual first drawdown date

15.2.2

If Party A opts for repayment of principal in installments, the maturity date and other principal repayment dates will not alter in response to the change of the first drawdown date.  The loan should be repaid in accordance with the repayment schedule specified in Attachment 2.

15.3

If the repayment date or the interest payment date falls on a statutory holiday, payment shall be made on the first business day after that repayment date or interest payment date (and interest will be calculated up to the actual repayment date).  Party A shall make sure sufficient funds are available in the Designated Account on the repayment date or the interest payment date to be debited by Party B.  In the event of a delay in Party A’s repayment resulting from inadequate funds in its repayment account, Party A will be liable for default interest and compound interest at the Default Interest Rate;

15.4

Should there be insufficient funds to meet the principal and interest in Party A’s repayment account, Party B has the right to directly debit the principal, interest, default interest, compound interest, liquidated damages and other expenses Party A is liable for pursuant to the provisions of this Agreement from the accounts Party A opened in the business establishments owned by

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

China Minsheng Banking Corp. Ltd and Party B is not responsible for any loss or interest incurred;

15.5

Except for the circumstances set out in Clause 15.6 below, any grant of early repayment of the Loan shall be conditional upon there being no default in payment of the Loan under this Agreement.  Party A should apply to Party B in writing for an early repayment and obtain Party B’s consent ten (10) bank business days in advance.  Should Party B approve Party A’s application for early repayment, in addition to the loan interest receivable, which is calculated based on the actual number of days the proceeds are used and the contracted interest rate, both parties agree            /            ; in the event of early repayment without Party B’s prior consent, in addition to the loan interest receivable calculated at the contracted interest rate for the actual number of days the proceeds are used, Party B shall have the right to charge Party A of default interest    /    in accordance with the following criteria;

15.6

Party A undertakes that it shall, upon receipt of the following proceeds, transfer them to the Designated Account and authorize Party B to directly debit the Designated Account for early repayment of the corresponding principal, interest and other expenses:

15.6.1

proceeds obtained by selling assets exceeding       /      ;

15.6.2

funds raised by issuing stocks (including public offer and non-public offer);

15.6.3

insurance claims or compensations for damage or loss of the Target Asset;

15.6.4

proceeds obtained from the transfer of the Target Enterprise’s shares held with the consent of Party B;

15.6.5

                /                 .

15.7

Should Party A consider a time extension for the repayment of the Loan necessary, it should submit a “Loan Extension Application” to Party B at least thirty (30) days prior to the maturity day.  If Party B decides to grant the time extension, both parties shall enter into a “Loan Extension Agreement”.  In the event that Party B decides not to grant the extension application, Party A should pay the full amount of the loan due as scheduled.

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Article 8

Guarantee

Clause 16

To ensure the loan under this Agreement can be fully settled, both parties agree to execute one or more of the following guarantees:

¢

guarantee, see guarantee agreement number “Gong 99112010292155” [signed by Jinsha Baiping Mining Co. Ltd., for details];

¢

guarantee, see guarantee agreement number “Gong 99112010292156” [signed by Liuzhi Linjiaao Coal Mining Co. Ltd., for details];

¢

guarantee, see guarantee agreement number “Gong 99112010292157” [signed by Nayong Dayuan Coal Mining Co. Ltd., for details];

¢

guarantee, see guarantee agreement number “Gong 99112010292159” [signed by Liuzhi Xinsong Coal Mining Co. Ltd., for details];

¢

guarantee, see guarantee agreement number “Gong 99112010292160” [signed by Nayong Gouchang Coal Mining Co. Ltd., for details];

¢

guarantee, see guarantee agreement number “Gong 99112010292161” [signed by Guizhou Yongfu Mining Co. Ltd., for details];

¢

guarantee, see guarantee agreement number “Gong 99112010292210” [signed by Wuhu Port Co. Ltd., for details];

¢

guarantee, see guarantee agreement number “Ge 99112010292178” [signed by Li Feilie for details];

☐

collateral, see collateral agreement number _______________________ for details;

¢

pledge, see pledge agreement number (Qian) Quzhidengjishezi [2010] 27, 28, 29, 30 and 31 for details [in respect of the equity shares in Liuzhi Linjiaao Coal Mining Co. Ltd., Nayong Dayuan Coal Mining Co. Ltd., Liuzhi Xinsong Coal Mining Co. Ltd., Nayong Gouchang Coal Mining Co. Ltd., and Guizhou Yongfu Mining Co. Ltd. held by Party A];

others:              /              .

Should Party A and Party B have entered into an integrated credit agreement, one or more of the following guarantees shall be executed:

☐

guarantee, maximum guarantee agreement number _______________________;

☐

collateral, maximum collateral agreement number ________________________;

☐

pledge, maximum pledge agreement number ____________________________;

☐

            /             .

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Article 9

Party A’s Representations and Warranties

Clause 17

Party A represents and warrants as follows:

17.1

Party A is a duly incorporated, validly existing and duly organized legal entity with full capacity for civil rights and civil acts to enter into and execute this Agreement and has obtained all the permits, permission, registration and documents required to sign this Agreement; in accordance with the relevant laws and regulations of the People’s Republic of China, Party A is a qualified borrower of M&A loans;

17.2

All the internal authorization procedures needed for signing this Agreement have been completed and are fully valid.  All the necessary actions and authorizations to enter into this Agreement and the obligations under this Agreement shall not contradict with the current articles of association, internal regulations, and any contracts, agreements or documents having a binding effect on Party A;

17.3

When this Agreement is signed, there has been and is no litigation, arbitration, administrative proceedings, actions taken by judicial or administrative agencies or potential material disputes against Party A and the Target Enterprise/ the New Subsidiary which could or might have a material adverse effect on Party A’s performance of this Agreement;

17.4

Party A and the Target Enterprise/ the New Subsidiary do not have any material debt or contingent liabilities not disclosed to Party B;

17.5

All the information provided for Party B by Party A is true, complete and valid and Party A has not omitted or concealed any significant facts;

17.6

Party A undertakes that the loan proceeds shall be used in accordance with this Agreement and the purpose prescribed by the laws of the PRC and no loan proceeds shall be used in areas officially prohibited by the nation like securities and futures trading, real estate, venture capital investment, etc.;

17.7

Party A shall accept the investigation, enquiry and supervision of Party B in respect of the use of proceeds under this Agreement and ensure the progress of the M&A transaction is in proportion to the transaction payment.

17.8

Party A shall actively give assistance and cooperation to Party B in connection with its investigation, enquiry and supervision of production, operation and financial condition of Party A.  Party A has, as required by Party B, furnished to Party B a copy of financial reports such as balance sheet, income statement, statement of cash flow, etc. and shall continue furnishing to Party B copies of financial reports such as balance sheet, income statement, statement of cash flow, etc. as scheduled below:

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

17.8.1

submit a copy of Party A and the Target Enterprise/ New Subsidiary’s audited balance sheet, income statement, cash flow statement for the preceding fiscal year, etc. each year before March;

17.8.2

submit a copy of Party A and the Target Enterprise/ New Subsidiary’s financial statements for the previous quarter before the second month of each quarter;

17.8.3

submit a report of investment earnings on the M&A project before

       /       ;

Party A warrants that the abovementioned documents submitted to Party B are prepared in compliance with the existing laws, regulations and financial accounting standards and fairly reflect Party A’s financial conditions and business performance at the end of and during the accounting period concerned respectively, and that no material adverse change in Party A’s financial conditions has occurred since the cut-off date of the latest financial report;

17.9

Party A and the Target Enterprise/ New Subsidiary shall promptly inform Party B in writing of any occurrence of an event (including but not limited to those events stipulated in Clause 17.3) threatening their normal operation or inhibiting their performance of the repayment obligations under this Agreement;

17.10

Without the prior written consent of Party B, Party A and the Target Enterprise/ New Subsidiary shall not undertake amalgamation, spin-off, merger, stock company reorganization, project contracting, leasing, joint venture, investment, application for business suspension for rectification, application for dissolution, application for reconciliation/ reform/ bankruptcy, transfer/ disposal of any of its material assets by any means, or other acts which shall affect the interests of Party B by altering the debt/ liability relationship under this Loan Agreement;

17.11

Prior to the full repayment of the loan principal and interest, Party A and the Target Enterprise/ New Subsidiary shall not provide guarantee with the amount exceeding their net asset value for a third party;

17.12

Should there be any changes in the articles of association, business scope, registered capital, equity, registered address, company name or legal representative and senior officers of Party A and the Target Enterprise/ New Subsidiary during the life of this Agreement, a written notice should be given to Party B within seven (7) days after the change(s) is/ are made;

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

17.13

Party A undertakes to provide a new guarantee to the satisfaction of Party B or repay the loan under this Agreement before the maturity date in case the guarantor has violated any obligations and commitments under the guarantee agreement, the guarantor is incapable of providing guarantee, or the diminishment in the value or damage of the collateral.

17.14

The written consent of Party B is required if Party A shall transfer the liability under this Agreement to a third party.

17.15

Party A warrants that Party A and the Target Enterprise/ New Subsidiary operate in compliance with the laws, have good credit standing and do not have such bad records as credit default, evasion of bank debts, etc.

17.16

Party A warrants that the self-financed funds raised for the M&A transaction under this Agreement are derived from legitimate sources;

17.17

Should there be any relationship and transactions between Party A and its transacting party under the M&A Agreement, Party A shall truthfully report to Party B; the fact that Party A and its transacting party under the M&A Agreement are under the control of the same person has been fully disclosed to Party B and reasonable explanation for the M&A transaction purpose and purchase price has been provided; there has been no attempt to evade the aforementioned requirement by establishing a trust, warehousing of shares or other means;

17.18

Party A and the Target Enterprise/ New Subsidiary shall seek Party B’s prior written consent before the occurrence of the following events:

17.18.1

Party A’s newly-incurred debt reaching over     /      dollars, asset transfer involving over     /     dollars, one single external investment amounting to over     /     dollars or totaling over     / dollars during     /   ;

17.18.2

The Target Enterprise’s newly-incurred debt reaching over     / dollars, asset transfer involving over     /     dollars, one single external investment amounting to over     /     dollars or totaling over     / dollars during     /   ;

17.18.3

The New Subsidiary ‘s newly-incurred debt reaching over     / dollars, asset transfer involving over     /     dollars, one single external investment amounting to over     /     dollars or totaling over     / dollars during     /   ;

17.19

In the event of any changes in the M&A Agreement (including but not limited to the M&A Purchase Price, payment mode, approval of the relevant departments, performance of the M&A Agreement, etc.), Party A shall notify Party B ten (10) days in advance and obtain its written consent before

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

making changes, adding supplements to or terminating the M&A Agreement;

17.20

Party A’s General Meeting (Annual) has passed a resolution guaranteeing that no dividends or bonus dividends shall be paid to shareholders without Party B’s prior written consent;

17.21

Party A warrants that there are no legal restrictions on the source of funding for the M&A transaction;

17.22

Party A warrants that Party A and the Target Enterprise/ New Subsidiary’s future cash flows shall be stable and Party A shall monitor the cash flow for the repayment in compliance with laws and regulations;

17.23

There exists a rather strong industrial and strategic connection between Party A and the Target Enterprise in that Party A can enhance its core competitiveness through acquiring the Target Enterprise’s such strategic resources as research and development capabilities, key technology and techniques, trademark, concessions, supply or distribution network, etc. by means of mergers and acquisitions.

17.24

Party A warrants that the disclosure of Target Enterprise/ New Subsidiary’s dividend policy, its fixed income instruments, etc. by its General Meeting (Annual) to Party B shall not have any adverse effect on the repayment of the loan under this Agreement;

17.25

Party A shall offer the Target Enterprise’s equity and Target Asset as the loan guarantee and undertakes to complete the procedures for transferring the Target Enterprise’s equity and Target Asset within twenty (20) days after this Agreement becomes effective and the guarantee registration procedures within twenty (20) days after the transfer of the Target Enterprise’s equity and Target Asset in accordance with the applicable laws and regulations and Party B’s requirements;

17.26

The M&A transaction has a real substance and background;

17.27

Party A, the Target Enterprise and the New Subsidiary have sound organizational and financial management systems; there have been no major violations of law in their production and operation within the past year; and there are no records of serious misconduct by the current senior management.

17.28

Party B shall be timely informed of the relevant policies and regulations newly implemented by the nation and local government and their effects on the production and operation of Party A, the Target Enterprise and the New Subsidiary

17.29

               /                .

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Article 10

Party B’s Rights and Obligations

Clause 18

The rights and obligations of Party B

18.1

Party B undertakes to release the proceeds to Party A in accordance with this Agreement and the execution of this Loan Agreement has been properly authorized in full force and effect;

18.2

Upon full performance of the designated obligations by Party A and the satisfaction of the conditions precedent, Party B should remit the full amount it undertakes to Party B as scheduled;

18.3

Party B is obliged to keep the information obtained under or in connection with this Agreement concerning Party A’s liabilities, finance, production, operation, etc. secure and confidential and should not, without prior consent of Party A, divulge in any form any of the aforementioned information to any other parties, except under the following conditions:

18.3.1

Disclosure is required by applicable law or regulation, or by the relevant authority or the stock exchange in which Party B is listed;

18.3.2

Disclosure in accordance with applicable law, rule and regulation to relevant parties or third party is required if Party B (i) transfers or assigns the debt under this Agreement to a third party; (ii) engages a trust to manage the debt under this Agreement; and (iii) conducts asset securitization exercise of which the debt under this Agreement is a part;

18.4

Party B shall announce its change of registered address in time while this Agreement is in effect;

18.5

The written consent of Party A is not required if Party B transfers or assigns its debt under this Agreement to a third party but Party B should inform Party A after the execution of the debt assignment agreement;

18.6

All the repayment made by Party A (including the monies received by Party B according to this Agreement) shall be applied and settled of debt in the following order: (1) expenses in connection with the enforcement of the debt and guarantee; (2) damage compensation; (3) liquidated damages; (4) compound interest; (5) penalty interest; (6) interest; (7) principal.  Party B shall have the right to modify the above order; and

18.7

Party B is entitled to know the progress and completion of the M&A transaction, the transfer of the Target Enterprise’s equity and the Target Asset, and Party A’s major investment projects, and to examine the use of the loan proceeds by reviewing the operation information of Party A.

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Article 11

Default Liability

Clause 19

Party A shall be deemed to be in default under this Loan Agreement upon the occurrence of any or more of the following events:

19.1

The Guarantor fails to complete the guarantee formalities (whether caused by Party A or the Guarantor), or Party A fails to complete the drawdown procedures at Party B’s business offices as scheduled and such failure is not remedied within 30 days (including statutory holidays, Saturday and Sunday).  Party B has the right to demand penalty based on the amount in default, the actual number of days elapsed and the Default Interest Rate.  In addition, Party B has the right to rescind this Agreement;

19.2

Party A fails to pay in accordance with the this Agreement any sums hereunder and thereunder when due;

19.3

The balance sheet and income statement furnished by Party A to Party B are falsified or have concealed material facts.  Party A refuses the investigation, enquiry and supervision of Party B in connection with its use of proceeds under this Agreement, production, operation and financial activities.  Any representation or warranty made or deemed to be made by Party A in Clause 17 is or proves to have been false, incorrect or misleading in any material respect when made or deemed to be made;

19.4

Party A explicitly states or expresses through its acts that it shall not perform this Agreement or any one of the obligations in other commitments, or the guarantor is in breach of any one of its obligation under the guarantee agreement;

19.5

Party A and the Target Enterprise/ New Subsidiary are in default of any contracts or agreements to which they are one of the parties, or any unilateral commitment or guarantee, thus constituting a default on other loan obligations or actually or probably accelerating the maturity of other loans;

19.6

Party A fails to use the proceeds for the designated purpose;

19.7

Party A fails to provide a new guarantee as demanded by Party B if there occurs a material adverse change in the condition of guarantee adversely affecting the debt of Party B, including without limitation the guarantee agreement or other forms of guarantee not being in full force and effect or being void or rescinded, the guarantor failing to possess part or all of its guarantee ability or explicitly expressing its intention not to perform or comply with its guarantee obligations, the guarantor failing to duly perform

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

or observe any of its obligations or commitments under the guarantee agreement or other commitment to which it is a party, or the mortgaged or pledged property or assets being damaged, lost, impaired or diminishing in value;

19.8

There are material changes in financial condition of Party A or the Target Enterprise/ the New Subsidiary, or litigation, arbitration, administrative penalty and other judicial and administrative proceedings threatening against Party A, which could or might have a material adverse effect on Party A’s performance of this Agreement; and

19.9

Party A fails to rectify any other material unfavorable conditions within the prescribed time required by Party B.

19.10

Such indicators of the financial condition of Party A or the Target Enterprise/ the New Subsidiary as their profitability, solvency, operation, cash flow, etc. have deteriorated to such an extent that Party A’s performance of its obligations under this Agreement has been or may be adversely affected; and among the various financial indicators the following ones have fallen below the following requirements:          /         ;

19.11

There have been material adverse changes in Party A or the Target Enterprise/ the New Subsidiary’s brand, customers, marketing channels, ownership structure, production and management, foreign investment, etc., which have had or may have adverse effect on Party A’s performance of the obligations under this Agreement;

19.12

The M&A Agreement is rendered invalid or no longer capable of being fulfilled by law;

19.13

Accidents caused by Party A or the Target Enterprise/ the New Subsidiary’s breach of laws and regulations, regulatory requirements in relation to food safety, production safety, environmental protection, etc. or non-compliance with industrial standards have adversely affected or may adversely affect Party A’s performance of the its obligations under this Agreement;

19.14

Party A’s performance of its obligations under this Agreement has been or may be affected by abnormal changes in Party A or the Target Enterprise/ the New Subsidiary’s main investor(s) or management or their being suspected of criminal acts and thus being investigated or having their person freedom restricted by the judicial authority;

19.15

Party A’s performance of its obligations under this Agreement has been or may be affected by the change in the controller/ controlee relationship between Party A or the Target Enterprise/ the New Subsidiary and its related

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

parties or the occurrence of the aforementioned events of default referred to in Clauses 19.5, 19.8, 19.10, 19.11, 19.13 and 19.14 by those related parties;

19.16

Other circumstances that may have adverse effects on Party A’s realization of its claims under this Agreement;

Clause 20

Upon the occurrence of any aforementioned event of default, Party B may exercise all of its rights under this Agreement, declare the entire loan under this Agreement to be due and payable at once, demand immediate repayment of the amounts already disbursed and cease extending the remaining tranche of the loan.

Clause 21

Upon the occurrence of an Event of Default by Party A, Party B may take legal proceeding against Party A.  Party A shall bear on a full indemnity basis all litigation, attorney, travelling and debt/ guarantee enforcement expenses in connection with the legal proceeding.

Clause 22

Provided that Party A has performed all its obligations under this Agreement, it shall have the right to demand liquidated damages from Party B if Party B fails to make the loan proceeds available on the prescribed date and in the prescribed amount.  The liquidated damages shall be calculated with reference to the default amount, the actual number of days elapsed and the Default Interest Rate.

Article 12

Effectiveness of the Agreement

Clause 23

This Agreement shall be effective after it is duly signed and sealed by the legal representatives/ the persons-in-charge or authorized agents of both parties, and both parties.

Article 13

Amendment and Termination of Agreement

Clause 24

Upon the effectiveness of this Agreement, neither Party A nor Party B can amend or rescind it early at their own discretion.  This Agreement can only be amended or rescinded upon the mutual written agreement of both parties.

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Article 14

Dispute Resolution

Clause 25

Disputes arising out of or in connection with the Loan Agreement shall be settled through negotiation, or submitted to the People’s Court of the place where Party B is located, should the negotiation fail.

Article 15

Supplementary Provisions

Clause 26

This Agreement is a specific business agreement under the integrated credit agreement numbered         /         .

Clause 27

Notification and delivery

27.1

Any notice and written communication including with limitation any and all written documents and notices as stipulated by this Agreement to be made or delivered by one party to another shall be made by registered letter, facsimile, courier service, or other communication means to the designated address set out on page one of this Loan Agreement.

27.2

Any notices or written documents from one party to another shall be deemed to be sufficiently and duly served on the fourth day after having sent by registered mail.  Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission as evidenced by an automatically generated confirmation of transmission.  In case of courier delivery, any notices or written document shall be deemed to be sufficiently and duly served on the date when despatched to the recipient’s address.  Should there be any change in the contact details of either party, the party concerned shall inform the counter party in writing in seven (7) days in accordance with this clause.  All subsequent notices and documents shall then be served according to the new contact.

Clause 28

Other matters agreed by both parties

1.

Should Party A fail to consummate the M&A transaction in accordance with the formalities and procedures stipulated in the M&A Agreement concerned, Party B shall have the right to declare the loan to be forthwith due and payable and the borrower is obliged to repay the loan proceeds already disbursed immediately;

2.

80% of the revenue of Jinsha Baiping Mining Co. Ltd., Guizhou Nayong Dayuan Mining Co. Ltd., Liuzhi Xinsong Coal Mining Co. Ltd., Nayong Gouchang Coal Mining Co. Ltd., and Liuzhi Linjiaao Coal Mining Co. Ltd. obtain from the sale

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

of coal should be settled through the settlement accounts they opened with our bank, otherwise our bank is entitled to recover in advance the entire principal amount of loan together with interest.

Clause 29

This Agreement is made in triplicate.  Party A, Party B and __________ each holds one original copy with the same legal effect.

Clause 30

Party B has explained all the clauses in the Agreement in details to Party A on signing the Agreement.  Both Party A and Party B have no further comment on all the clauses of the Agreement and fully and correctly understand the legal implications of their respective rights, obligations, restrictions and exclusion.

This Agreement is signed between Party A and Party B at Party B’s business office.

Party A (affixing the Official Seal)

/s/ Zhang Xiaoning

Legal Representative/ Person-in-charge (or Authorized Representative)

August 24, 2010

Party B (affixing the Official Seal)

/s/ Hu Yu

Legal Representative/ Person-in-charge (or Authorized Representative)

August 24, 2010

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Attachment 1

Party A’s Drawdown Date and Amount

Tranche	Drawdown Date	Amount (in word)
1
2
3
4
5
6
7
8

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Attachment 2

Party A’s Repayment Date and Amount

Tranche	Repayment Date	Amount (in word)
1	December 31, 2012	Fifty Million
2	August 11, 2013	One Hundred Million
3
4
5
6
7
8
9
10

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Attachment 3

Drawdown Application Form

Number: _______________

Applicant (Trustor, Party A):

Guizhou Puxin Energy Co., Ltd.

Lender (Trustee, Party B):

                   Branch, China Minsheng Banking Corp., Ltd.

In accordance with the M&A Loan Agreement signed between Party A and Party B, numbered ________________, (referred to as ‘Loan Agreement’ hereunder), the disbursement of the loan under the Loan Agreement shall be subject to the supervision and approval of Party B.  Pursuant to the provisions of Loan Agreement, Party A now makes the following loan disbursement application:

Currency:

________________________________________________________

Amount:

________________________________________________________

Purpose:

________________________________________________________

(Fill in the purpose that is consistent with the attached materials)

The loan proceeds requested by Party A in this application shall be disbursed by entrusted payment:

1.

Party A shall furnish Party B with the M&A Agreement and other documents required by Party B; Party A warrants that the M&A Agreement and documents furnished are true, correct and valid, and the amount of loan proceeds requested by Party A in this application and its authorization shall comply with the agreed terms of the M&A Agreement.

2.

Party A hereby unconditionally and irrevocably authorizes Party B to disburse the requested amount of loan proceeds in accordance with the following payment schedule:

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Serial number	Account name (recipient’s full name)	Bank	Account number	Amount (accurate to the nearest cent)	Loan purpose	Remarks

Party A confirms that it has furnished Party B with all the documents related to this drawdown application as required by Party B and warrants that the aforementioned documents are true, correct and valid, or it shall be liable for default pursuant to the Loan Agreement.

Applicant (Trustor) (Affixed Seal):

Application (Authorization) Date:	__________________
D M Yr

Attached documents:

☐

M&A Agreement: _____________________ (agreement name and number)

☐

Other documents required by Party B: ______________________________

_____________________________________________________________

_____________________________________________________________

CMBC-HT-313 (Gongsi 2010)-ZXSY-75166637

Attachment 4 Agreed Financial Performance Index